  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS RECORD CALENDAR YEAR 2020 REVENUE GROWTH OF 297% TO $25 MILLION; FOURTH QUARTER SALES GROW 95% TO $3.7 MILLION

FREDERICK, MD, March 30, 2021 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ:TOMZ), is a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products today announced its results financial results for the calendar year 2020 which includes annual revenue growth of 297% and a 95% increase in fourth quarter sales.

TOMI Chief Executive Officer, Dr. Halden Shane stated, “Our Company made tremendous progress in 2020, resulting in record annual revenues reaching $25 million and net income of $4.4 million. The COVID-19 pandemic elevated the way the world looks at disinfection protocols. This shift in thinking allowed us to expand our SteraMist brand, and to onboard a diverse group of customers from a wide range of verticals, significantly enhancing our customer base. TOMI’s customers are great referrals for the advancement of SteraMist technology in the marketplace and the promotion of TOMI as a company, particularly in the emergency services and long-term care facilities.

“Our TOMI Service Network members continue to fight at the front lines assisting in the reopening of the economy by enabling businesses to maintain a new level of clean. Our Life Science division is seeing a return to normal for our current customers and the majority of our long-term projects with top tier pharmaceutical companies have resumed after being placed on hold due to COVID-19. As we move through 2021, we expect the launch of new products including the SteraBot, SteraBox, and SteraPack to drive continued growth and meet customer demand for more agile solutions. With these initiatives, the potential for 2021 performance is even stronger than what we achieved in 2020. We’re excited about the launch of these new products, which demonstrate the versatility of our superior technology and we believe our strengthened portfolio of offerings, coupled with our recently announced new sales executives, position us well to continue increasing our market share throughout 2021.”

Financial Results for the year ended December 31, 2020 compared to December 31, 2019

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Total net revenue was $25.0 million compared to $6.3 million, an increase of $18.7 million or 297%.
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SteraMist® equipment-based revenues were $16.9 million and $3.9 million respectively, an increase of 333%.
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SteraMist® BIT Solution-based revenues were $4.3 million and $0.7 million respectively, an increase of 514%.
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Service-based revenues were $2.1 million and $1.3 million, respectively, an increase of 62%.
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Domestic revenues were $18.4 million and $5.0 million, respectively, an increase of 268%; International revenues were approximately $6.7 million and $1.3 million, respectively, an increase of 415%.
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Gross margin was 60.1% compared to 61.7%. The decrease in gross profit is attributable to product mix.
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Operating income was $4.5 million compared to an operating loss of ($2.1 million).
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Net Income was $4.4 million or $0.27 per basic and $0.23 per diluted share, compared to a net loss of $2.3 million or ($0.15) per basic and diluted share.
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EBITDA was $5.2 million compared to an EBITDA loss of ($1.4 million). A table reconciling EBITDA to the appropriate GAAP measure is included with the Company's financial information below.
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Adjusted EBITDA was $8.4 million as compared to adjusted EBITDA loss of ($1.2 million). Adjusted EBITDA margin was 33% for full year 2020. A table reconciling Adjusted EBITDA to the appropriate GAAP measure is included with the Company's financial information below.
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Cash provided from operations for the year ended December 31, 2020 was $4.6 million compared to cash used in operations of ($814,000) for the year ended December 31, 2019.

Financial Results for the three months ended December 31, 2020 compared to December 31, 2019

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Total net revenue was $3.7 million compared to $1.9 million, an increase of 95%.
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SteraMist® equipment-based revenues were $2.3 million and $1.3 million respectively, an 77% increase.
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SteraMist® BIT Solution-based revenues were $0.8 million and $0.2 million, respectively, an increase of 300%.
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Service-based revenues were $0.2 million and $0.3 million, respectively, a decrease of 33%.
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Domestic revenues were $2.9 million and $1.2 million , respectively, an increase of 142%; International revenues were consistent at approximately $0.7 million in both 2020 and 2019.
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Gross margin was 58.9% compared to 56.0%. The increased gross margin is attributable to product mix.
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Operating loss was ($2.9 million) compared to an operating loss of ($0.5 million). The increased loss from operations is attributable to non-cash equity compensation expense charge incurred in the fourth quarter in the amount of $2.8 million.
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Net loss was ($2.9 million) or ($0.17) per basic and diluted share, compared to a net loss of ($0.5 million) or ($0.03) per basic and diluted share.
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EBITDA loss was ($2.7 million) and ($0.3 million). A table reconciling EBITDA to the appropriate GAAP measure is included with the Company's financial information below.
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Adjusted EBITDA was $0.1 million compared to EBITDA loss of ($0.3 million). A table reconciling Adjusted EBITDA to the appropriate GAAP measure is included with the Company's financial information below.

Balance sheet highlights as of December 31, 2020
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Cash and cash equivalents were approximately $5.2 million compared to $0.9 million at December 31, 2019, an increase of $4.3 million ..
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Working capital was $11.5 million compared to ($1.3 million) at December 31, 2019.
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Shareholders’ equity was $13.2 million compared to $0.9 million at December 31, 2019, an increase of $12.3 million.

Current Business Highlights To Date
Revenues
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Record total revenue exceeding $25 million in a calendar year.
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Added approximately 250 new customers across our five divisions for the year ended December 31, 2020.
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Sold 650 machines and 29,000 gallons of our SteraMist® BIT Solution during 2020 calendar year.

Business Highlights
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Conversion of $4.5 million convertible note into shareholder equity.
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Effected a 1-for-8 reverse stock split of the outstanding shares of our common stock and preferred A stock; Common stock was approved for listing on the Nasdaq Stock Market and our shares commenced trading on the Nasdaq Stock Market on October 1, 2020.
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Added additional manufacturer through agreement with Planet Innovation.
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TOMI Service Network provider memberships increased and BIT solution sales dramatically increased related to the number of service jobs conducted by TSN providers, including the treatment of schools, residential and commercial buildings, rapid transit, airplanes and other transportation methods.
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Launched our Commercial Division to capitalize on increased demand from Federal Government facilities and agencies, the aircraft industry, manufacturing companies, the automobile, naval, education, retail, housing and recreation sectors, and emergency preparedness for counties and cities.
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 SteraMist equipment and BIT solution officially approved and registered with the China CDC (Received two separate registrations).
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Successfully tested for direct produce application efficacy, with testing results published in Food Control for the third time, highlighting the USDA paper “Cold plasma-activated hydrogen peroxide aerosol on populations of Salmonella Typhimurium and Listeria innocua and quality changes of apple, tomato and cantaloupe during storage – A pilot scale study” authored by Dr. Xuetong Fan. The study sought to test direct application of iHP™ directly onto the smooth surfaces of tomatoes and apples, the stem scars of of tomatoes, and the rinds of cantaloupes. Resulting efficacy on the reduction of Salmonella Typhimurium and Listeria innocua bacteria as well as any changes in quality parameters for simulated storage were observed.

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Released preliminary scientific results on one of two studies conducted with the University of Virginia demonstrating kill on SARS CoV-2 Virus in five seconds. The Company looks forward to results on the second study achieving kill on Adenovirus, which will benefit the TOMI’s efforts in the Hospital-HealthCare, TOMI Service Network, and Commercial markets.
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Continued development and testing of the “SteraBot” and launch of pilot program at Lithuanian University Hospital.
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Ongoing development of new products such as SteraBox and SteraPack, with the latter to have a tentative launch set for second quarter 2021.
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Received first Australian patent protecting use of its iHP technology, and pursuing patent rights in diverse regions of the world, encompassing the European Union, Brazil, Mexico, Korea, China, India, and many other countries.
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Added three Vice Presidents of Sales to oversee the Company’s sales efforts, to capitalize on the growing pipeline of opportunites across the Commercial, Healthcare and Food Divisions respectively.
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Increased demand for TOMI’s product and services has led to the hiring and onboarding of additional employees to assist in a wide variety of company operations, including accounting, procurement, customer satisfaction, and quality control.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®
TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a fog of  ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.
TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, America Seed Trade Association, and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures
This press release includes information relating to EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure and is intended to serve as a supplement to our results provided in accordance with GAAP. We believe that such information may provide our investors a better understanding of our underlying operational performance, business and performance trends.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: interest, taxes, depreciation and amortization; stock-based compensation expense. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We believe that such information may provide our investors a better understanding of our underlying operational performance, business and performance trends.

Although we believe that the use of non-GAAP financial measures enhance its investors’ understanding of its business and performance, our use of non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measures. Other companies in similar industries may define or calculate non-GAAP financial measures differently than ours, limiting their usefulness as a comparative measure. Because of these limitations, the non-GAAP financial measure used in this release should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure is available in this news release.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEET

ASSETS
Current Assets:
Current Assets:	December 31, 2020 (1)	December 31, 2019 (1)
Cash and Cash Equivalents	$5,198,842	$897,223
Accounts Receivable - net	3,716,701	1,494,658
Other Receivables	198,951	-
Inventories	3,781,515	2,315,214
Vendor Deposits	388,712	141,052
Prepaid Expenses	421,305	187,664
Total Current Assets	13,706,027	5,035,811

Property and Equipment – net	1,298,103	1,367,864

Other Assets:
Intangible Assets – net	722,916	939,010
Operating Lease - Right of Use Asset	631,527	674,471
Capitalized Software Development Costs - net	52,377	94,278
Other Assets	358,935	114,033
Total Other Assets	1,765,755	1,821,792
Total Assets	$16,769,885	$8,225,467
Current Liabilities:
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts Payable	$1,501,469	$713,222
Accrued Expenses and Other Current Liabilities	501,849	450,112
Accrued Interest	-	66,667
Customer Deposits	118,880	-
Current Portion of Long-Term Operating Lease	81,223	71,510
Convertible Notes Payable, net of discount of $0
at December 31, 2019	-	5,000,000
Total Current Liabilities	2,203,421	6,301,511

Long-Term Liabilities:
Loan Payable (Note 16)	410,700	-
Long-Term Operating Lease, Net of Current Portion	953,190	1,034,413
Total Long-Term Liabilities	1,363,890	1,034,413
Total Liabilities	3,567,311	7,335,924

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 63,750 shares issued
and outstanding at December 31, 2020 and December 31, 2019	638	638
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at December 31, 2020 and December 31, 2019	-	-
Common stock; par value $0.01 per share, 250,000,000 shares authorized;
16,761,513 and 15,587,552 shares issued and outstanding
at December 31, 2020 and December 31, 2019, respectively.	167,615	155,875
Additional Paid-In Capital	52,142,399	44,232,274
Accumulated Deficit	(39,108,078)	(43,499,244)
Total Shareholders’ Equity	13,202,574	889,543
Total Liabilities and Shareholders’ Equity	$16,769,885	$8,225,467

(1) Share amounts with respect to the common stock and Convertible Series A Preferred Stock have been retroactively restated to reflect the reverse split thereof, which was effected as of the close of business on September 10, 2020.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	For The Three Months Ended		For The Years Ended
	December 31,		December 31,
	2020	2019	2020	2019

Sales, net	$3,654,133	$1,855,441	$25,027,637	$6,347,160
Cost of Sales	1,500,466	816,563	9,985,046	2,433,243
Gross Profit	2,153,667	1,038,878	15,042,591	3,913,917

Operating Expenses:
Professional Fees	262,861	66,440	681,377	363,789
Depreciation and Amortization	198,274	177,095	719,760	716,165
Selling Expenses	267,348	380,238	1,247,444	1,654,564
Research and Development	209,603	91,209	455,046	340,582
Equity Compensation Expense	2,823,300	27,189	3,130,986	114,222
Consulting Fees	100,778	39,627	327,232	126,693
General and Administrative	1,195,110	749,376	3,971,956	2,681,146
Total Operating Expenses	5,057,275	1,531,174	10,533,802	5,997,161
Income (loss) from Operations	(2,903,608)	(492,296)	4,508,789	(2,083,244)

Other Income (Expense):
Amortization of Debt Discounts	-	-	-	(17,534)
Interest Income	568	613	2,915	3,045
Interest Expense	(1,272)	(50,000)	(43,538)	(200,000)
Total Other Income (Expense)	(704)	(49,387)	(40,623)	(214,489)

Income (loss) before income taxes	(2,904,312)	(541,683)	4,468,166	(2,297,733)
Provision for Income Taxes	-	-	77,000	-
Net Income (loss)	$(2,904,312)	$(541,683)	$4,391,166	$(2,297,733)

Net income (loss) Per Common Share
Basic	$(0.17)	$(0.03)	$0.27	$(0.15)
Diluted	$(0.17)	$(0.03)	$0.23	$(0.15)

Basic Weighted Average Common Shares Outstanding	16,759,058	15,587,552	16,512,126	15,586,258
Diluted Weighted Average Common Shares Outstanding	16,759,058	15,587,552	18,757,509	15,586,258

  (1) Share amounts with respect to the common stock and Convertible Series A Preferred Stock have been retroactively restated to reflect the reverse  split thereof, which was effected as of the close of business on September 10, 2020.

The following is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA (in thousands, except percentages; unaudited):

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(2,904,312)	$(541,683)	$4,391,166	$(2,297,733)

Interest Income	(568)	(613)	(2,915)	(3,045)
Interest Expense	1,272	50,000	43,538	200,000
Depreciation and Amortization	198,274	177,095	719,760	716,165
Provision for Income Taxes	-		77,000
Other	-	-	-	17,534
EBITDA	$(2,705,334)	$(315,201)	$5,228,549	$(1,367,079)

Equity Compensation Expense	2,823,300	10,621	3,130,986	114,222
Adjusted EBITDA	$117,996	$(304,580)	$8,359,535	$(1,252,857)

Net revenue	$3,654,133	$1,855,441	$25,027,637	$6,347,160
Adjusted EBITDA Margin	3%	(16%)	33%	(20%)

INVESTOR RELATIONS CONTACT:
John Nesbett/Jennifer Belodeau
IMS Investor Relations
jnesbett@imsinvestorrelations.com